UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2008

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On February 19, 2007, Nash Finch Company (the "Company"), announced that the efforts of the Company and Roundy’s Supermarkets, Inc ("Roundy’s) to resolve their disputes concerning the Company’s 2005 acquisition of Roundy’s Lima, Ohio and Westville, Indiana distribution centers have failed, and the matter has proceeded to litigation in the United States District Court for the Eastern District of Wisconsin. Roundy’s filed a breach of contract suit on February 11, 2008, claiming Nash Finch violated the terms of the Asset Purchase Agreement by not paying approximately $7.9 million as a purchase price adjustment. The Company today answered the complaint, denying any additional monies were due to Roundy’s, and asserted counterclaims against Roundy’s for, among other things, breach of contract, misrepresentation and breach of the implied covenant of good faith and fair dealing. The Company is seeking damages in its counterclaims in excess of $18 million.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

February 19, 2008	By:	/s/ Robert B. Dimond

Name: Robert B. Dimond
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	02.18.08 Press Release Roundy's Litigation